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                                                                    Exhibit 3.28


                                                                RESTATED BY-LAWS
                                                           ADOPTED MARCH 3, 1980

                                  A. I., INC.

                                     BY-LAWS

                                    ARTICLE I

                                  STOCKHOLDERS


         1. Annual Meeting. The annual meeting of stockholders shall be held on the second Tuesday in June in each year (or if that be a legal holiday in the place where the meeting is to be held, on the next succeeding full business day) at 10:00 a.m. unless a different hour is fixed by the Directors or the President and stated in the notice of the meeting. The purposes for which the annual meeting is to be held, in addition to those prescribed by law, by the Articles of Organization or by these By-Laws, may be specified by the Directors or the President. If no annual meeting is held in accordance with the foregoing provisions, a special meeting may be held in lieu thereof, and any action taken at such meeting shall have the same effect as if taken at the annual meeting.

         2. Special Meetings. Special Meetings of stockholders may be called by the President or by the Directors. Upon written application of one or more stockholders who hold at least 10 per cent of the capital stock entitled to vote at the meeting, special meetings shall be called by the Clerk, or in the case of the death, absence, incapacity or refusal of the Clerk, by any other officer. The call for the meeting shall state the date, hour and place and the purposes of the meeting.

         3. Place of Meetings. All meetings of stockholders shall be held at the principal office of the corporation unless a different place (within the United States) is fixed by the Directors or the President and stated in the notice of the meeting.

         4. Notice of Meeting. A written notice of every meeting of stockholders, stating the place, date and hour thereof, and the purposes for which the meeting is to be held, shall be given by the Clerk or by the person calling the meeting at least seven days before the meeting to each stockholder entitled to vote thereat and to each stockholder, who by law, by the Articles of Organization or by these By-Laws is entitled to such notice, by leaving such notice with him or at his residence or usual place of business, or by mailing it postage prepaid and addressed to such stockholder at his address as it appears upon the books of the corporation. No notice need be given to any stockholder if a written waiver of notice, executed before or after the meeting by the stockholder or his attorney thereunto authorized, is filed with the records of the meeting.

         5. Quorum. The holders of a majority in interest of all stock issued, outstanding and entitled to vote at a meeting shall constitute a quorum. The vote of a majority in interest of any quorum shall be sufficient to transact business unless otherwise provided by law, or by the Articles of Organization or by the By-Laws. If two or more classes of stock are outstanding and
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entitled to vote as separate classes, then in the case of each such class, a quorum shall consist of the holders of a majority in interest of the stock of that class issued, outstanding and entitled to vote.

         6. Voting and Proxies. Each stockholder shall have one vote for each share of stock entitled to vote held by him of record according to the records of the corporation, unless otherwise provided by the Articles of Organization. Stockholders may vote either in person or by written proxy dated not more than six months before the meeting named therein. Proxies shall be filed with the Clerk of the meeting, or of any adjournment thereof, before being voted. Except as otherwise limited therein, proxies shall entitle the persons named therein to vote at any adjournment of such meeting but shall not be valid after final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of the proxy the corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise.

         7. Action at Meeting. When a quorum is present, the holders of a majority of the stock present or represented and voting on a matter, (or if there are two or more classes, then in the case of each such class, the holders of a majority of the stock of that class present or represented and voting on a matter) except where a larger vote is required by law, the Articles of Organization or these By-Laws, shall decide any matter to be voted on by the stockholders. Any election by stockholders shall he determined by a plurality of the votes cast by the stockholders entitled to vote at the election. No ballot shall be required for such election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election. The corporation shall not directly or indirectly vote any share of its stock.

         8. Action Without Meeting. Any action to be taken by stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action by a writing filed with the records of the meeting of stockholders. Such consent shall be treated for all purposes as a vote at a meeting.

         9. Notwithstanding any contrary provision of these by-laws or the Articles of Organization, the holders of not less than a 75% majority of all outstanding common stock at a meeting at which 85% or more of such common stock shall be represented in person or by proxy shall be required to:

                  (i) amend the Articles of Organization or by-laws of the Corporation;

                  (ii) merge, consolidate, reorganize, liquidate or dissolve the Corporation or any subsidiary of the Corporation or sell or otherwise transfer or dispose of all or substantially all of its assets or the shares or assets of any subsidiary;

                  (iii) repurchase or redeem any capital stock or other securities of the Corporation or any subsidiary;


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                  (iv)     in respect of the Corporation or any subsidiary, file
                           a petition in bankruptcy under state or Federal law, enter into any arrangement or composition with creditors, make an assignment for the benefit of creditors or otherwise take advantage of any laws giving relief for insolvency, or take advantage of any laws giving relief for insolvency, or take any action which is an act of bankruptcy;

                  (v) declare or pay any dividend in cash or in property, redeem or retire any shares or other capital stock of the Corporation or any subsidiary or enter into, amend or fail to renew any employment or service contract providing for annual payments in excess of $20,000 between the Corporation and any other corporation; or

                  (vi) increase the Board of Directors of the Corporation or any subsidiary to more than three (3) Directors.


                                   ARTICLE II

                                    DIRECTORS

         1. Powers. The business of the Corporation shall be managed by a Board of Directors who may exercise all the powers of the Corporation except as otherwise provided by law, by the Articles of Organization or by these By-Laws. The Board of Directors may issue any of this corporation's unissued capital stock from time to time authorized under the Articles of Organization of this corporation for such consideration and in such amounts as they shall deem appropriate. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

         2. Election. A Board of Directors of four (4) persons shall be elected by the stockholders at the annual meeting, unless otherwise provided by law.

         3. Vacancies. Any vacancy in the Board of Directors, other than a vacancy resulting from the enlargement of the Board, may be filed by the stockholders, or in the absence of stockholder action, by the Directors.

         4. Tenure. Except as otherwise provided by law, by the Articles of Organization or by these By-Laws, Directors shall hold office until the next annual meeting of stockholders or special meeting of stockholders held for the purpose of electing of appointing Directors. Any Director may resign by delivering his written resignation to the Corporation at its principal office or to the President, Clerk or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

         5. Removal. A Director may be removed from office with or without cause by vote of a majority of the stockholders entitled to vote in the election of Directors, provided that the Directors of a class elected by a particular class of stockholders may be removed only by vote of


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the holders of a majority of the shares of such class. A Director may be removed for cause only after reasonable notice and opportunity to be heard before the stockholders. A Director may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing to remove him.

         6. Meetings. Regular meetings of the Directors may be held without call or notice at such places and at such times as the Directors may from time to time determine, provided that any Director who is absent when such determination is made shall he given notice of the determination. A regular meeting of the Directors may be held without call or notice at the same place as the annual meeting of the stockholders, or the special meeting held in lieu thereof, following such meeting of stockholders.

         Special meetings of the Directors may be held at any time and place designated in a call by the President, Treasurer or two or more Directors.

         7. Notice of Meetings. Notice of all special meetings of the Directors shall be given to each Director by the Secretary, or if there be no Secretary, by the Clerk, or Assistant Clerk, or in the case of the death, absence, incapacity or refusal of such person, by the officer or one of the Directors calling the meeting. Notice shall be given to each Director in person or by telephone or by telegram sent to his business or home address at least twenty-four hours in advance of the meeting, or by written notice mailed to his business or home address at least forty-eight hours in advance of the meeting. Notice need not be given to any Director if a written waiver of notice, executed by him before or after the meetings, is filed with the records of the meeting, or to any Director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice of a Director's meeting need not specify the purposes of the meeting.

         8. Quorum. At any meeting of the Directors, a majority of the Directors then in office shall constitute a quorum. Less than a quorum may adjourn any meeting from time to time without further notice.

         9. Action at Meetings. At any meeting of the Directors at which a quorum is present, the vote of a majority of those present, unless a different vote is specified by law, by the Articles of Organization, or by these By-laws shall he sufficient to decide such matters.

         10. Action by Consent. Any action by the Directors may be taken without a meeting if a written consent thereto is signed by all the Directors and filed with the records of the Directors' Meetings. Such consent shall be treated as a vote of the Directors for all purposes.

         11. Contracting by Directors and Officers. In the absence of fraud, no contract or other transaction between this corporation and any other corporation or any partnership or association shall be affected or invalidated by the fact that any Director or Officer of this corporation is pecuniarily or otherwise interested in or is a Director, member or Officer of such other corporation or of such firm, association or partnership or is a party to or is pecuniarily or otherwise interested in such contract or other transaction or in any way connected with any person or persons, firm, association, partnership or corporation pecuniarily or otherwise interested therein; any Director may be counted in determining the existence of a quorum at any Meeting of the Board of Directors of this corporation for the purpose of authorizing any such contract or transaction with like force and effect as if he were not so interested, or were not a


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Director, member or Officer of such other corporation, firm, association or partnership.


                                   ARTICLE III

                                    OFFICERS

         1. Enumeration. The officers of the Corporation shall consist of a Chief Executive Officer, a President, a Treasurer, a Clerk, a Secretary, and any such other officers, including one or more Vice Presidents, Assistant Treasurers, Assistant Clerks and Assistant Secretaries as the stockholders, Directors or, with respect to Assistant Treasurers, Assistant Clerks and Assistant Secretaries, the President may appoint.

         2. Election. The President, Treasurer and Clerk shall be elected annually by the Directors at their first meeting following the annual meeting of the stockholders. Other officers may be chosen by the Directors at such meeting or at any other meeting. The President shall have the authority to appoint one or more Assistant Treasurers, Assistant Clerks or Assistant Secretaries as he deems advisable.

         3. Qualification. The President may, but need not be, a Director. No officer need be a stockholder. Any or all offices may be held by the same person. Any officer may be required by the Directors to give bond for the faithful performance of his duties to the Corporation in such amount and with such sureties as the Directors may determine.

         4. Tenure. Except as otherwise provided by law, the Articles of Organization or by these By-Laws, the President, Treasurer and Clerk shall hold office until the first meeting of the Directors following the annual meeting of stockholders and thereafter until his successor is chosen and qualified; and all other officers shall hold office until the first meeting of the Directors following the annual meeting of stockholders, unless a shorter term is specified in the vote choosing or appointing him. Any officer may resign by delivering his written resignation to the corporation at its principal office or to the President, Clerk or Secretary, and such resignation shall he effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

         5. Removal. The Directors may remove any officer with or without cause by a vote of a majority of the entire number of Directors then in office, provided, that an officer may be removed for cause only after reasonable notice and opportunity to be heard by the Board of Directors prior to action thereon.

         6. President and Vice President. The President shall be the chief executive officer of the corporation and shall, subject to the direction of the Directors, have general supervision and control of its business. Unless otherwise provided by the Directors he shall preside, when present, at all meetings of stockholders and of the Directors.

         Any Vice President shall have such powers as the Directors may from time to time designate.


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         7.       Treasurer and Assistant Treasurers. The Treasurer shall,
subject to the direction of the Directors, have general charge of the financial affairs of the corporation and shall cause to he kept accurate books of account, he shall have custody of all funds, securities, and valuable documents of the corporation, except as the Directors may otherwise provide.

         Any Assistant Treasurer shall have such powers as the Directors may from time to time designate.

         8. Clerk and Assistant Clerks. The Clerk shall keep a record of the meetings of stockholders. Unless a Transfer Agent is appointed, the Clerk shall keep or cause to be kept in Massachusetts, at the principal office of the corporation or at his office, the stock and transfer records of the corporation in which are contained the names of all stockholders and the record address, and the amount of stock held by each.

         In case a Secretary is not elected, the Clerk shall keep a record of the meetings of the Directors.

         Any Assistant Clerk shall have such powers as the Directors may from time to time designate. In the absence of the Clerk from any meeting of Stockholders, an Assistant Clerk, if one is elected, otherwise a Temporary Clerk designated by the person presiding at the meeting, shall perform the duties of the Clerk.

         9. Secretary and Assistant Secretary. If a Secretary is elected, he shall keep a record of the meetings of the Directors and in his absence, an Assistant Secretary, if one be elected, otherwise a Temporary Secretary designated by the person presiding at the meeting, shall keep a record of the meetings of the Directors.

         Any Assistant Secretary shall have such powers as the Directors may from time to time designate.

         10. Other Powers and Duties. Each officer shall, subject to these By-Laws, have in addition to the duties and powers specifically set forth in these By-Laws, such duties and powers as are customarily incident to his office, and such duties and powers as the Directors may from time to time designate.

         11. Vacancies. If the office of any Director, or any other office, becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, the Directors or remaining Directors if less than a quorum may, by majority vote, choose a successor or successors, who shall hold office for the unexpired term in respect of which such vacancy occurred or until his successor be chosen and qualified.

         The Stockholders may, at a Special Meeting called for the purpose, choose a successor to a Director or other officer whose office may have become vacant by reason of his death, resignation, retirement, disqualification, removal from office, or otherwise, and the person so chosen shall displace any successor thereto or chosen by the Board of Directors and shall hold office until the next Annual Meeting of the Stockholders, or at the Special Meeting of the


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Stockholders held in place of such Annual Meeting, and until his successor is chosen and qualified.


                                   ARTICLE IV

         1. Certificate of Stock. Each stockholder shall be entitled to a certificate of the capital stock of the corporation in such form as may he prescribed from time to time by the Directors. The certificate shall be signed by the President or a Vice President, and by the Treasurer or an Assistant Treasurer, but when a certificate is countersigned by a transfer agent or a registrar, other than a Director, officer, or employee of the corporation, such signatures may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the time of its issue.

         Every certificate for shares of stock which are subject to any restriction on transfer pursuant to the Articles of Organization, the By-Laws or any agreement to which the corporation is a party, shall have the restriction noted conspicuously on the certificate and shall also set forth on the face or back either the full text of the corporation or a statement of the existence of such restriction and a statement that the corporation shall furnish a copy to the holder of such certificate upon written request and without charge. Every certificate issued when the corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series authorized to be issued or a statement of the existence of such preferences, powers , qualifications and rights, and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

         2. Transfer of Stock. Shares shall he transferred (subject to the restrictions, if any, imposed by these By-Laws or by the Articles of Organization) on the books of the corporation only by the owner thereof, his attorney legally constituted, or his legal representatives, by delivery of the certificates therefor properly endorsed, or accompanied by an assignment of the same in writing. No transfer shall affect the right of the corporation to pay any dividend upon the stock or to treat the holder of record as the holder in fact until such transfer is recorded on the books of the corporation, and, except only as may be otherwise required by law, the corporation shall not be bound to recognize any equitable or other claim to or interest in shares on the part of any other person.

         The transfer books of the stock of the corporation may be closed for such period in anticipation of Stockholders' Meetings or the declaration or payment of dividends or the attachment to stock of any subscription or other rights, as the Board of Directors may from time to time determine.

         It shall be the duty of each Stockholder to notify the corporation of his post office address, and failure to do so shall constitute a waiver by such stockholder of the right to receive any dividend or distribution or any notices given to the Stockholders during the period that such failure continues.


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         3.       Record Date. The Directors may fix in advance a time of not more than sixty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend or the making of any distribution to stockholders, or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting, and any adjournment thereof, or the right to receive such dividend or distribution or the right to give such consent or dissent. In such case only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the corporation after the record date. Without fixing such record date the Directors may for any of such purposes close the transfer books for all or any part of such period.

         4. Replacement of Certificates. In case of the alleged loss or destruction or the mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms as the Directors may prescribe.


                                    ARTICLE V

                            MISCELLANEOUS PROVISIONS

         1. Fiscal Year. Except as from time to time otherwise determined by the Directors, the fiscal year of the corporation shall be the twelve months ending February 28th of each year.

         2. Seal. The seal of the corporation shall, subject to alteration by the Directors, bear its name, the word "Massachusetts" and the year of its incorporation.

         3. Execution of Instruments. All deeds, leases, transfers, contracts, bonds, notes and other obligations authorized to be executed by an officer of the corporation in its behalf shall be signed by the President or the Treasurer except as the Directors may generally or in particular cases otherwise determine.

         4. Voting of Securities. Except as the Directors may otherwise designate, the President or Treasurer may waive notice of, and appoint any person or persons to act as proxy or attorney in fact for this corporation (with or without power of substitution) at any meeting of stockholders or shareholders of any other corporation or organization, the securities of which may be held by this corporation.

         5. Corporate Records. The original, or attested copies, of the Articles of Organization, By-Laws and records of all meetings of the incorporators and stockholders, and the stock and transfer records, which shall contain the names of all stockholders and the record address and the amount of stock held by each, shall be kept in Massachusetts at the principal office of the Corporation, or at an office of its transfer agent or of the Clerk. Said copies and records need not all be kept in the same office. They shall be available at all reasonable times to the inspection of any stockholder for any proper purpose but not to secure a list of stockholders for the purpose of selling said list of stockholders, copies thereof, or of using the same for a purpose other than in the interest of the applicant, as a stockholder, relative to the affairs of the Corporation.


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         6.       Articles of Organization. All references in these By-Laws to the Articles of Organization shall be deemed to refer to the Articles of Organization of the Corporation, as amended and in effect from time to time.

         7. Amendments. Subject to the limitations set forth in section 9 of Article I hereof, these By-Laws at any time may be amended by vote of the stockholders, provided that notice of the substance of the proposed amendment is stated in the notice of the meeting, or may be amended by vote of a majority of the Directors then in office, except that no amendment may be made by the Directors which alters the provisions of these By-Laws with respect to removal of Directors or amendment of these By-Laws. No change in the date of the annual meeting may be made within sixty days before the date fixed in the By-Laws. Not later than the time of giving notice of the meeting of stockholders next following the making, amending or repealing by the Directors of any By-Laws, notice thereof stating the substance of such change shall be given to all stockholders entitled to vote on amending the By-Laws.

         8. Indemnification of Officers and Directors. The corporation shall indemnify and hold harmless each person, now or hereafter an officer or director of the Corporation, from and against any and all claims and liabilities to which he may be or become subject by reason of his being or having been an officer or a director of the Corporation or by reason of his alleged acts or omissions as an officer or director of the Corporation, and shall indemnify and reimburse each such officer and director against and for any and all legal and other expenses reasonably incurred by him in connection with any such claims and liabilities, actual or threatened, whether or not at or prior to the time when so indemnified, held harmless and reimbursed he had ceased being an officer or a director of the Corporation, except in relation to matters as to which such officer or director shall have been guilty of willful malfeasance, bad faith, gross negligence or reckless disregard of his duties in the conduct of his office, provided, however, that the corporation prior to such final adjudication may compromise and settle any such claims and liabilities and pay such expenses, if such settlement or payment or both appears, in the judgment of a majority of the Board of Directors to be for the best interest of the corporation, evidenced by a resolution to that effect adopted after receipt by the corporation of a written opinion of counsel for the corporation that such officer or director has not been guilty of willful malfeasance, bad faith, gross negligence or reckless disregard of his duties in the conduct of his office in connection with the matters involved in such compromise, settlement and payment. The right of indemnification herein provided shall not be exclusive of any other rights to which any officer or director may otherwise be lawfully entitled.


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